Exhibit 8.1

SUBSIDIARIES OF SPORTRADAR GROUP AG

The following is a list of Sportradar Group AG’s subsidiaries as of December 31, 2025.

Sportradar AG, Switzerland
DataCentric Corporation, Philippines
Sports Data AG, Switzerland
Sportradar AB, Sweden
Sportradar Americas Inc, USA
Sportradar Solutions LLC, USA
Sportradar US LLC, USA
Sportradar AS, Norway
Sportradar Australia Pty Ltd, Australia
Sportradar Germany GmbH, Germany
Sportradar GmbH, Germany
Sportradar GmbH, Austria
Sportradar informacijske tehnologije d.o.o., Slovenia
Sportradar Latam S.A., Uruguay
Sportradar Malta Limited, Malta
Sportradar Managed Trading Services Limited, Gibraltar
Sportradar OÜ, Estonia
Sportradar Polska sp. z o.o., Poland
Sportradar Singapore Pte.Ltd, Singapore
Sportradar UK Ltd, UK
Sportradar Virtual Gaming GmbH, Germany
Sportradar SA (PTY) Ltd, South Africa
Sportradar Media Services GmbH, Austria
NSoft d.o.o, Bosnia and Herzegovina
NSoft Solutions d.o.o, Croatia
NSoft LTD, Malta
Stark Solutions d.o.o, Bosnia and Herzegovina
Optima Information Services S.L.U., Spain
Optima BEG d.o.o. Beograd, Serbia
Sportradar B.V., The Netherlands
Sportradar Data Technologies India LLP, India
Atrium Sports, Inc. , USA
Synergy Sports Technology LLC , USA
Keemotion Group Inc., USA
Synergy Sports, SRL, Belgium
Keemotion LLC, USA
Sportradar Slovakia s.r.o, Slovakia.
Sportradar Jersey Holding Ltd, UK
Sportradar Management Ltd, UK
Fresh Eight Ltd., UK
Sportradar Capital S.à.r.l., Luxembourg
Vaix Ltd., UK
Vaix Greece IKE, Greece
Sportradar Cyprus Ltd, Cyprus
Sportradar Brazil Ltda, Brazil
Sportradar Canada Ltd, Canada
IMG Arena US Parent, LLC, USA
IMG Arena US, LLC, USA
IMG Arena UK Ltd, UK
IMG Data Limited, UK
IMG Gaming Data Aps, Denmark
EDH Tennis Limited, UK
IMG Arena Poland sp. z.o.o., Poland